UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 11, 2008

THE BUREAU OF NATIONAL AFFAIRS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)
2-28286	53-0040540
(Commission File Number)	(IRS Employer Identification No.)

1801 South Bell Street, Arlington, Virginia	22202
(Address of principal executive offices)	(Zip Code)

(703) 341-3000
Registrant's telephone number, including area code

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐   Written Communications pursuant Rule 425 under the Securities Act (17 CFR230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAW; CHANGE IN FISCAL YEAR.

On December 11, 2008, the Company's Board of Directors voted to change the Corporation's by-laws.

The Board amended Section VIII -OFFICERS, Paragraph 1(b) to delete:

The directors shall at their first meeting after each annual meeting of stockholders choose a Chairman and a Vice Chairman of the Board, a President, a Vice President, a Secretary, and a Treasurer.  They may also choose additional Vice Presidents, a Chief Financial Officer, a Chief Operating Officer, a Corporate Controller, an Assistant Secretary, and one or more Assistant Treasurers.[1] In the event that the Board shall elect two or more Vice Presidents, it may designate one of them as Senior Vice President.  The directors shall designate either the Chairman of the Board or the President, in the discretion, as the Chief Executive Officer of the Corporation.

So that Section VIII, Paragraph 1(b) now reads:

The directors shall at their first meeting after each annual meeting of stockholders elect a Chairman and a Vice Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer.  They may also elect a Chief Financial Officer, a Chief Operating Officer, a Corporate Controller, one or more Assistant Secretaries, and one or more Assistant Treasurers,[1] and such other officers as the directors may choose. The Chairman of the Board and the President may, at their discretion, designate additional Vice Presidents to oversee specific business or operational units. The directors shall designate either the Chairman of the Board or the President, in their discretion, as the Chief Executive Officer of the Corporation.[2]

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

C.  Exhibits

Exhibit No.   Description

3.2	BY-LAWS OF THE BUREAU OF NATIONAL AFFAIRS, INC., As adopted by the Board of Directors September 6, 2001, As last amended December 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         The Bureau of National Affairs, Inc.
                                        (Registrant)

                                        /s/ Paul N. Wojcik
                                        Paul N. Wojcik
                                        Chairman of the Board and Chief Executive Officer

Date:  December 16, 2008